UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 8, 2008

EVCI CAREER COLLEGES HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware (State of other jurisdiction of incorporation)	001-14827 (Commission File Number)	06-1488212 (IRS Employer Identification No.)

1 Van Der Donck Street, 2nd Floor, Yonkers, New York 10701
(Address of principal executive offices)

Registrant’s telephone number, including area code (914) 623-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 8, 2008, we received a notice from the Nasdaq Stock Market indicating that EVCI is not in compliance with Nasdaq Marketplace Rules 4310 (c)(4) and 4310(c)(8)(D) (the “Bid Price Rule”) because the closing bid price per share for our common stock has been below $1.00 per share for 30 consecutive trading days. In accordance with Nasdaq Marketplace Rules, we will be provided 180 calendar days, or until July 7, 2008, to regain compliance with the Bid Price Rule. This notification has no affect on the listing of our common stock at this time.

To regain compliance with the Bid Price Rule, the closing bid price of our common stock must remain at $1.00 per share or more for a minimum of ten consecutive trading days. If we do not regain compliance with the Bid Price Rule by July 7, 2008, Nasdaq will determine whether we meet The Nasdaq Capital Market initial listing criteria set forth in Marketplace Rule 4310(c), except for the bid price requirement. If we meet the initial listing criteria, Nasdaq will notify us that we have been granted an additional 180 calendar day compliance period. If we are not eligible for an additional compliance period, Nasdaq will provide us written notification that our common stock will be delisted. At that time, we may appeal Nasdaq’s determination to delist our common stock to a Listings Qualifications Panel.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.*	Description of Exhibit

99.1*	-- Press Release dated January 10, 2008.

____________________
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

EVCI CAREER COLLEGES HOLDING CORP.

Dated: January 15, 2008	By:	/s/ Joseph D. Alperin
Name: Joseph D. Alperin
Title: General Counsel and Vice President for Corporate Affairs

EXHIBIT INDEX

Exhibit No.*	Description of Exhibit

99.1*	-- Press Release dated January 10, 2008.

____________________
* Filed herewith.